Request ID: 008526481 Demande n°: Transaction ID: 030482252 Transaction n°: Category ID: CT Catégorie:	Province of Ontario Province de l'Ontario Ministry of Consumer and Business Services Ministère des Services aux consommateurs et aux entreprises Companies and Personal Property Security Branch Direction des compagnies et des sûretés mobilières	Date Report Produced: 2006/10/10 Document produit le: Time Report Produced: 13:08:13 Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

2115567 ONTARIO INC.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002115567

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

OCTOBER 10 OCTOBRE, 2006

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

002115567

This BCA Form 1 submission was accepted for filing by the Companies and Personal Property Security Branch under Request ID 008526481 *on* 2006/10/10 .
This BCA Form1 is not an MCBS report.

La présente Formule 1 prescrite par la Loi sur les sociétés par actions a été acceptée par la Direction des compagnies et des sûretés mobilières le 2006/10/10, *sous le numéro de référence* 008526481 *. Cette formule n'est pas un rapport issu du MSCE.*

Form 1
Business Corporations Act

Formule 1
Loi sur les sociétés par actions

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT)

2115567 ONTARIO INC.

2. The address of the registered office is:
Adresse du siège social :

65 QUEEN STREET WEST, Suite 8TH FLOOR

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

TORONTO ONTARIO M5H 2M5

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code)
(Code postal)

3. Number (or minimum and maximum number) of directors is/are:
Nombre (ou nombres minimal et maximal) d'administrateurs :

minimum/*minimal*: 1
maximum/*maximal*: 10

4. The first director(s) is/are:
Premier(s) administrateur(s) :

First name, middle names and surname *Prénom, autres Prénoms et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code *Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalite, la province, le pays et le code postal*	Resident Canadian? Yes or No *Résident canadien? Oui/Non*
ANTHONY JOHN WONNACOTT	259 HILLSDALE AVENUE EAST TORONTO ONTARIO CANADA M4S 1T7	YES

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

The Corporation is authorized to issue an unlimited number of common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

None

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None

9. Other provisions if any:
Autres dispositions, s'il y a lieu :

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

10. The names and addresses of the incorporators are:
Noms et adresses des fondateurs :

First name, middle names and surname or corporate name *Prénom, autres prénoms et nom de famille ou dénomination sociale*	Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code *Domicile élu au complet, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité et le code postal*
ANTHONY JOHN WONNACOTT	259 HILLSDALE AVENUE EAST TORONTO ONTARIO CANADA M4S 1T7

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

002115567

Ministry of Government Services
Ministère des Services gouvernementaux

Ontario

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JUNE 16 JUIN, 2009

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

2115567 ONTARIO INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

BRAZIL POTASH CORP.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2006/10/10

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: / Nombre d'administrateurs :
minimum and maximum number of directors is/are: / nombres minimum et maximum d'administrateurs :

Number / Nombre
minimum and maximum / minimum et maximum

Number / Nombre	or / ou	minimum	maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

Resolved that:

(a) The name of the Corporation is changed to Brazil Potash Corp.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions.*

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2009/03/15

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

2115567 ONTARIO INC.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par : [signature]

(Signature)
(Signature)

SECRETARY

(Description of Office)
(Fonction)